EXHIBIT 10.113
MERCHANT SERVICES BANKCARD AGREEMENT

AMERICA WEST AIRLINES
AMERICA WEST AIRLINES, INC.	AMERICA WEST VACATIONS
THE LEISURE COMPANY	THE LEISURE COMPANY

Customer’s Legal Name	Doing Business As

4000 EAST SKY HARBOR BOULEVARD	PHOENIX	AZ	85034

Street Address	City	State	Zip Code

CORPORATION	[Redacted]

Specify Whether Customer is a Corporation, Partnership, Sole Proprietorship, Non-Profit or Other Type of Entity	Federal Taxpayer Identification Number

VICE PRESIDENT AND CONTROLLER	[Redacted]
WITH COPY TO VICE PRESIDENT AND GENERAL COUNSEL	[Redacted]

Recipient For Notices Under Paragraph 24.5	Facsimile Number
This Merchant Services Bankcard Agreement (“Agreement”) is among the AMERICA WEST AIRLINES, INC. (“AWA”), THE LEISURE COMPANY (“TLC”), JP MORGAN CHASE BANK (“BANK”) and CHASE MERCHANT SERVICES L.L.C. (“CMS”). AWA and TLC are collectively referred to herein as “CUSTOMER” and shall be jointly and severally liable for CUSTOMER’s obligations set forth in this Agreement. BANK and CMS are collectively referred to as “SERVICERS”.
BANK, as a member of Visa U.S.A., Inc. (“VISA”) and MasterCard International Incorporated (“MasterCard”), is responsible for its VISA and MasterCard bankcard programs and has authorized CMS or its members pursuant to a separate agreement (the “Agency Agreement”) to act as its agent and in conjunction with BANK in performing authorization, processing and settlement services for merchants participating in BANK’s MasterCard and VISA bankcard programs, in performing the additional services with respect to other cards as specified on the schedules to this Agreement and in taking related actions. CMS is acting in such capacity by executing and performing this Agreement. As between themselves, the respective rights and obligations of CMS and BANK shall be governed by their Agency Agreement and the Association Rules.
In consideration of the mutual covenants and agreements set forth herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, SERVICERS and CUSTOMER agree as follows:
1.	Definitions. As used in this Agreement, capitalized terms will have the meaning set forth in Annex 1.

2.	Services.
2.1	During the term of the Agreement CUSTOMER shall use SERVICERS as its exclusive provider of all Services for CUSTOMER, provided however, that CUSTOMER shall not be required to obtain Services from SERVICERS with respect to sales initiated on-board aircraft.

2.2	Subject to Association Rules, during the term of this Agreement the Services shall be performed by either CMS or BANK. CMS and BANK will determine, in their sole discretion, which of them will perform any given obligation of SERVICERS hereunder.

2.3	The Services furnished under this Agreement shall be provided for all Card transactions effected directly by CUSTOMER and for all Card transactions effected on CUSTOMER’s behalf by Travel Agencies. CUSTOMER shall use reasonable, good faith efforts to cause all Travel Agencies to comply with all of the terms, conditions and obligations applicable to Card transactions effected on behalf of CUSTOMER as fully as if effected directly by CUSTOMER, and CUSTOMER shall be responsible for any failure to so comply by any Travel Agency. Without limiting the foregoing, SERVICERS may refuse to process any Card transaction effected on CUSTOMER’s behalf by a Travel Agency which fails to comply with all material terms and provisions of this Agreement, in the same manner as though the Travel Agency was CUSTOMER. All references in this Agreement to CUSTOMER shall be construed to give effect to the provisions of this Section 2.3.

2.4	During the Term of this Agreement, CMS will (a) provide CUSTOMER with a toll-free number for customer support that is available 24 hours a day, 365 days a year to address point-of-sale issues; and (b) make available to CUSTOMER a customer service representative whose responsibility shall be to (i) assist CUSTOMER in connection with the Services or any issues that may arise in connection with this Agreement, and (ii) assist CUSTOMER as reasonably requested by CUSTOMER in connection with issues that may arise in connection with the Association or the Association Rules.

2.5	The parties agree to make commercially reasonable efforts to facilitate CUSTOMER’s implementation onto SERVICERS’ system and to work together in good faith towards the goal of completing such implementation by May 1, 2003. During CUSTOMER’s implementation, SERVICERS and CUSTOMER will each assign a project manager to handle issues that arise with respect to implementation to SERVICERS’ system. The project managers shall have periodic discussions relative to the progress of CUSTOMER’s implementation.
3.	Acceptance of Cards.

3.1	CUSTOMER will accept any Card properly tendered as payment for goods or services, without imposing any special conditions not required or allowed by Association Rules. CUSTOMER will assess no special charge or extract any special agreement, condition (including any minimum or maximum transaction amounts) or security from a Cardholder in connection with any Card transaction. CUSTOMER shall not post signs indicating that CUSTOMER will refuse to honor Card transactions below or above a specified amount. CUSTOMER shall not engage in acceptance practices or procedures that discriminate against or discourage the offered use of any particular Card accepted by CUSTOMER except for special promotions offered in conjunction with an Association, provided such promotion does not otherwise violate any other Association’s rules.

3.2	If the Cardholder is present at the point-of-sale, CUSTOMER will examine each Card used during a transaction for validity in accordance with the terms of this Agreement, the Operating Guide and the applicable Association Rules. If the Cardholder is not present at the point-of-sale, CUSTOMER shall be responsible for identifying the Cardholder. CUSTOMER shall not accept a Card after the Card’s expiration date. CUSTOMER shall not accept a Card prior to the Card’s embossed “valid from” date, if any.

3.3	All Transaction Records and Credit Vouchers shall include (i) the transaction date; (ii) a brief description of the goods or services sold, returned or cancelled; (iii) the price of the goods or services, including applicable taxes, or amount of any credit or adjustment; (iv) the Cardholder name; (v) CUSTOMER’s name in a manner recognizable to Cardholders; (vi) CUSTOMER’s address; (vii) a customer service telephone number; (viii) any applicable terms and conditions of the sale; (ix) exact date any free trials end and (x) any other information which the applicable Association may require.

3.4	CUSTOMER shall not submit any Card transactions for processing: (i) if the amount charged is subject to any dispute, setoff or counterclaim; (ii) which represents the refinancing of an existing obligation that has been deemed uncollectible; (iii) which represents the collection of a dishonored check; (iv) which is specifically related to amounts wagered in connection with a gambling activity; or (v) if the Card transaction was not entered into in accordance with the terms of this Agreement, Association Rules and the Operating Guide.
4.	Operating Guide; Association Rules.

CUSTOMER acknowledges that it has received the Operating Guide, the terms of which are incorporated into this Agreement. CUSTOMER shall follow the procedures in the Operating Guide in connection with each Card transaction and comply with all applicable Association Rules. From time to time, SERVICERS may change the Operating Guide, in whole or in part, and other operating procedures, by providing CUSTOMER with at least 30 days’ prior written notice of the change. However, in the event of changes in the Association Rules or for security reasons, certain changes in procedures may become effective on shorter notice. If there is any conflict between the terms of this Agreement and the Operating Guide, the terms of this Agreement will govern.

5.	Authorization.
5.1	CUSTOMER shall obtain Authorization in advance for each Card transaction, with the exception of transactions that take place on board aircraft provided CUSTOMER is not required to obtain an Authorization pursuant to Association Rules because the transaction amount is less than any applicable Association floor limit, or otherwise. The Authorization number provided by SERVICERS shall be recorded in the appropriate place on the Transaction Record. If Authorization is declined, CUSTOMER shall not complete the Card transaction. For the sake of clarity, in any circumstance where CUSTOMER does not obtain an Authorization in advance for a Card transaction all risks resulting from not obtaining Authorization shall be borne by CUSTOMER.

5.2	CUSTOMER acknowledges that Authorization, (i) indicates only the availability of credit at the time of Authorization; (ii) does not warrant that the person presenting the Card is the rightful Cardholder; and (iii) is not an unconditional promise or guarantee by SERVICERS that any Card transaction will not be subject to Chargeback.
6.	Internet, Telephone and Mail Orders.
6.1	CUSTOMER is hereby authorized to accept telephone, mail and Internet orders. In addition to the requirements of Section 3.1 hereof, authorization for each such Card transaction, regardless of the face amount, must be obtained. CUSTOMER assumes all responsibility for identification of the Cardholder and the validity of the Card information for telephone, mail and Internet orders. For telephone and mail order Card transactions where tickets are to be shipped or delivered to or for the Cardholder, the shipping date shall not be more than five calendar days after the Authorization is obtained (unless the Authorization was obtained in connection with a Cardholder deposit in advance of payment in full for the product or service to be provided by CUSTOMER or the delivery pertains to travel documents related to the sale of a vacation package where CUSTOMER’s standard procedure is to deliver such documents at a subsequent date in advance of the Cardholder’s anticipated travel date). Under no circumstances may CUSTOMER require that a Cardholder complete a postcard or other document which displays the Cardholder’s account data in plain view when mailed. CUSTOMER acknowledges that CUSTOMER’s authorization to accept internet orders is subject to changes in Association Rules, following the Effective Date of this Agreement, that may prohibit or restrict such transactions, and CUSTOMER agrees to comply with all Association Rules that become applicable to such transactions.
7.	[INTENTIONALLY OMITTED]

8.	Preauthorized Orders and Recurring Sales.

CUSTOMER may accept Preauthorized Orders or Recurring Sales in accordance with all related requirements of SERVICERS and the Association Rules.

9.	Cardholder Refunds and Credits.
9.1	If a Cardholder returns goods or cancels services purchased from CUSTOMER with a Card, or CUSTOMER allows any other price adjustment after a sale has been completed and a refund or adjustment is due to the Cardholder, CUSTOMER may not return cash to the Cardholder but will instead prepare a Credit Voucher and process each such refund or adjustment, as specified in the Operating Guide and Association Rules. CUSTOMER will give the Cardholder a copy of the completed Credit Voucher. If a Cardholder returns refundable tickets purchased from CUSTOMER with a Card, or CUSTOMER allows any other price adjustment after a sale has been completed and a refund or adjustment is due to the Cardholder (other than any involuntary refund required by applicable airline or other tariff or by law), CUSTOMER will not return cash to the Cardholder but will instead prepare a Credit Voucher and process each such refund or adjustment as specified in the Operating Guide and Association Rules. However, if the account/Card used by the Cardholder to complete the transaction has been closed or cancelled between the time of purchase and the time of the refund request, CUSTOMER retains the right to return cash to its customer.

9.2	If CUSTOMER establishes a policy limiting refunds or acceptance of returned goods or tickets (e.g., non-refundable or special conditions), CUSTOMER must adequately disclose such policy to Cardholders in accordance with Association Rules.

9.3	CUSTOMER shall not accept money from a Cardholder for the purpose of preparing and depositing a Credit Voucher that will effect a deposit to the Cardholder’s account. CUSTOMER shall not process a Credit Voucher without having completed a previous offsetting Card transaction with the same Cardholder. CUSTOMER shall not require a Cardholder to waive the Cardholder’s right to dispute a Card transaction with the Card issuing bank.

9.4	CUSTOMER is responsible for funding all Credit Vouchers submitted by CUSTOMER to SERVICERS. CUSTOMER shall be responsible for maintaining adequate security with respect to any credit card terminals, computer equipment or other equipment utilized to submit Credit Vouchers and shall be responsible for the actions of all of CUSTOMER’s employees, agents or other persons who access such equipment. SERVICERS undertake no responsibility to CUSTOMER to monitor or review Credit Vouchers submitted via CUSTOMER’s account.
10.	Presentment of Card Transactions.
10.1	CUSTOMER shall electronically deliver to SERVICERS Transaction Records for all Card transactions to be processed and settled hereunder. All Transaction Records must be submitted within applicable Association time frames (including any time frames required for CUSTOMER to qualify for the interchange rate specified in Schedule A). Any Transaction Records which are submitted after the time frames required for the Card transaction to qualify for best available interchange rate, beyond those which are consistent with CUSTOMER’s ordinary practice prior to the execution of this Agreement and the test files provided by CUSTOMER to SERVICERS which were representative of CUSTOMER’s past practice, shall not be included in any calculation related to SERVICERS’ performance related to the interchange qualification of CUSTOMER’s Card transactions.

10.2	If CUSTOMER utilizes a third party to transmit Transaction Records to SERVICERS, then CUSTOMER is responsible to assure that such third party properly transmits such Transaction Records according to current technical specifications established by SERVICERS.
11.	Settlement of Card Transactions.
11.1	SERVICERS will only be required to settle CUSTOMER’s Card transactions for Cards specified in the Schedules. SERVICERS will initiate a transfer of the applicable settlement funds to CUSTOMER by wire transfer (or other agreed upon method) after presentment of Transaction Records (by electronic delivery, pursuant to Section 10) of such applicable settlement funds to the Settlement Account in accordance with this Section 11.1. Upon proper presentment of a Transaction Record or Credit Voucher, SERVICERS agree to process and enter into the MasterCard and VISA settlement networks, as appropriate, all Transaction Records and Credit Vouchers that have been generated in accordance with the terms of this Agreement. Transaction Records and Credit Vouchers presented for processing and settlement that are successfully transmitted to SERVICERS at or before [Redacted]on any day shall be deemed to have been received by SERVICERS on that day. Transaction Records and Credit Vouchers presented for processing and settlement that are successfully transmitted to SERVICERS after [Redacted]on any day shall be deemed to have been received by SERVICERS on the next succeeding day. After presentment and processing of Transaction Records and Credit Vouchers as set forth herein, SERVICERS will credit to CUSTOMER’S account, in the manner set forth in this Section 11.2, an amount (the “Settlement Amount”) equal to the total amount of all Transaction Records less (i) the total net amount of all Credit Vouchers and Chargebacks, and (ii) any fees or other amounts payable by CUSTOMER hereunder. SERVICERS will initiate a transfer of the applicable Settlement Amount to CUSTOMER on the next Business Day after the Transaction Records or Credit Vouchers were successfully transmitted to SERVICERS by wire transfer. Settlement by wire transfer is generally initiated by[Redacted]. If SERVICERS fail to initiate a transfer of applicable settlement funds which have been received by SERVICERS from the applicable Association to CUSTOMER on the [Redacted]after the Transaction Records or Credit Vouchers were successfully received by SERVICERS on or before[Redacted], and such failure or delay is not caused by third parties (other than third parties directly controlled by SERVICERS), then unless such monies are being withheld in accordance with any other provision of this Agreement, SERVICERS shall pay CUSTOMER interest on such funds at the then current Federal Funds rate as established by the Federal Reserve (as published in the Wall Street Journal) until SERVICERS do initiate such transfer.

11.2	All settlements to CUSTOMER for VISA and MasterCard Card transactions will be based upon gross sales, less Credit Vouchers, adjustments, applicable discount fees when due, Chargebacks, and any other amounts then due hereunder from CUSTOMER to SERVICERS.

11.3	[INTENTIONALLY OMITTED]

11.4	All credits to CUSTOMER’s Settlement Account or other payments to CUSTOMER are provisional and are subject to, among other things, SERVICERS’ final audit, Chargebacks, fees and fines imposed by the Associations. If any deficiencies, overages, fees or pending Chargebacks should exist, SERVICERS will notify CUSTOMER of such amounts due and may deduct such amounts from settlement funds due to CUSTOMER. Should settlement funds due to CUSTOMER be insufficient to cover aforementioned amounts due, SERVICERS will provide CUSTOMER with written notice outlining, in reasonable detail, amounts due which have not been paid. CUSTOMER agrees to provide SERVICERS with payment of these amounts via bank wire within 24 hours of notification from SERVICERS.

11.5	SERVICERS will not be liable for any delays in receipt of funds or errors in debit and credit entries caused by third parties (other than third parties directly controlled by SERVICERS) including but not limited to, any Association or CUSTOMER’s financial institution. In addition to any other remedies available to SERVICERS under this Agreement, CUSTOMER agrees that should any of the events set forth in Section 19.3 occur and fail to be cured within any applicable cure period, SERVICERS may, upon at least [Redacted]advance written notice, change processing or payment terms to suspend credits or other payments of any and all funds, money and amounts now due or hereafter to become due to CUSTOMER from SERVICERS pursuant to the terms of this Agreement, until SERVICERS have had reasonable opportunity to investigate and discuss such event with CUSTOMER. In cases of fraud or similar cause, no prior notice shall be required, but SERVICERS shall notify CUSTOMER in writing within three business days after effectuating a suspension of credits or other payments, which notice shall state SERVICERS’ reason for the belief that such fraud or similar cause exists. In the instance of fraud, SERVICERS shall only suspend funding to the extent deemed appropriate by SERVICERS to properly address concerns related to the potential fraud.
12.	Fees; Adjustments; Collection of Amounts Due.
12.1	SERVICERS shall charge CUSTOMER a fee for the Services, which shall be in the amounts and calculated pursuant to the Schedules and any additional pricing supplements agreed upon by the parties. Any fees expressed as a percentage of CUSTOMER’s Card transactions shall be calculated based on the gross amount of such transactions.

12.2	[INTENTIONALLY OMITTED]

12.3	The fees for Services may be adjusted to reflect increases by Associations in interchange, assessments or other Association fees or to pass through increases charged by third parties for on-line communications and similar items. SERVICERS shall notify CUSTOMER of all such adjustments. All such adjustments shall be CUSTOMER’s responsibility to pay and shall become effective upon the date any such change is implemented by the applicable Association or other third party.

12.4	In addition to the regular Chargeback fees set forth on the Schedules, CUSTOMER agrees to pay SERVICERS any fines imposed on SERVICERS by any Association, resulting from Chargebacks and any other fees or fines imposed by an Association with respect to acts or omissions of CUSTOMER.

12.5	If CUSTOMER’s Chargeback Percentage for any line of business exceeds an Association’s industry chargeback percentage, CUSTOMER shall be responsible for any applicable Chargeback handling fees or fines imposed by the applicable Association. Each industry chargeback percentage is subject to change from time to time by the Associations.

12.6	If CUSTOMER believes any adjustments should be made with respect to CUSTOMER’s Settlement Account for any amounts due to or due from SERVICERS, CUSTOMER must notify SERVICERS in writing within [Redacted]after any debit or credit is or should have been effected. If CUSTOMER notifies SERVICERS after such time period, SERVICERS may, in their discretion, assist CUSTOMER, at CUSTOMER’s expense, in investigating whether any adjustments are appropriate and whether any amounts are due to or from other parties, but SERVICERS shall not have any obligation to investigate or effect any such adjustments.
13.	Chargebacks.

CUSTOMER shall be responsible for all Chargeback and associated amounts relating to Card transactions settled by SERVICERS when

Associations Rules provide for a Chargeback.

14.	Additional Covenants; Limitations on Liability; Exclusion of Consequential Damages; Representations and Warranties.
14.1	Without limiting any other warranties hereunder, CUSTOMER covenants and agrees as to each Card transaction submitted by CUSTOMER under this Agreement that:
(i)	the Card transaction represents a bona fide sale/rental of merchandise or services not previously submitted;

(ii)	the Card transaction represents an obligation of the Cardholder for the amount of the Card transaction;

(iii)	any Credit Voucher submitted to SERVICERS represents a refund or adjustment to a Card transaction previously submitted; and

(iv)	the Card transaction submitted to SERVICERS was entered into by CUSTOMER and the Cardholder.
14.2	THIS AGREEMENT IS A SERVICE AGREEMENT, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SERVICERS DISCLAIM ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO CUSTOMER OR ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (REGARDLESS OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

14.3	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS, BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER ANY PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.4	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, SERVICERS’ CUMULATIVE LIABILITY FOR ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, BREACHES, OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT) AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY SHALL NOT EXCEED[Redacted]PROVIDED HOWEVER, THAT THIS PROVISION SHALL NOT SERVE TO LIMIT SERVICERS’

OBLIGATIONS WITH RESPECT TO THE PAYMENT OR CREDITING TO CUSTOMER OF SETTLEMENT MONIES RECEIVED BY SERVICERS FROM CARD ASSOCIATIONS RELATED TO CUSTOMER’S CARD TRANSACTIONS WHICH ARE PAYABLE TO CUSTOMER OR SERVICERS’ OBLIGATION TO RETURN ANY AMOUNTS PROVIDED BY CUSTOMER TO FUND A RESERVE ACCOUNT UPON THE SATISFACTION OF ALL OF CUSTOMER’S OBLIGATIONS.

14.5	CUSTOMER represents and warrants the following:
(i)	it has full authority and corporate power to enter into this Agreement and to perform its obligations hereunder;

(ii)	this Agreement represents a valid obligation of CUSTOMER and is fully enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and

(iii)	it will comply with applicable Association Rules and all applicable laws, rules, advances and regulations of any governmental agency in the performance of its obligations under this Agreement.
14.6	[Redacted]and [Redacted]represent and warrant the following:
(i)	[Redacted]is a member of [Redacted]and[Redacted];

(ii)	[Redacted]have full authority and corporate power to enter into this Agreement and to perform [Redacted]obligations hereunder; this Agreement represents a valid obligation of [Redacted]and [Redacted]and is fully enforceable against [Redacted]in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally;

(iii)	that [Redacted]will comply with the Association Rules and all laws, rules, advances and regulations of any governmental agency in the performance of[Redacted]obligations under[Redacted].
15.	Retention of Records.
15.1	If the Schedules provide that SERVICERS shall prepare and retain images (on microfilm or otherwise) of CUSTOMER’s paper Transaction Records and Credit Vouchers, CUSTOMER shall deliver to SERVICERS the originals or copies of CUSTOMER’s Transaction Records and Credit Vouchers in suitable form for imaging no later than seven calendar days from the date of the transaction; provided however, that CUSTOMER shall retain legible copies of Transaction Records and Credit Vouchers for at least six months following the date of each such transaction. If the Schedules provide that SERVICERS shall capture and store data reflecting Card transactions electronically transmitted to SERVICERS, CUSTOMER shall transmit to SERVICERS all data required to be included on Transaction Records and Credit Vouchers (or CUSTOMER shall be responsible for any deficiencies in the data transmitted). Except as otherwise set forth in the Schedules, CUSTOMER shall retain legible copies of Transaction Records and Credit Vouchers for a period of at least [Redacted]from the date of each such transaction.

15.2	Unless the Schedules provide that SERVICERS are responsible for retaining records of CUSTOMER’s Card transaction data and CUSTOMER has actually delivered to SERVICERS the applicable Card transaction data containing all required information in legible and suitable form for imaging or electronic capture and storage (as applicable), CUSTOMER shall be responsible for the retrieval of all Transaction Records and Credit Vouchers requested by SERVICERS in accordance with the terms of this Agreement.

15.3	ARC Processing.

(a) SERVICERS agree and acknowledge that the Services provided hereunder include SERVICERS’ ability to receive and process electronic credit card processing system transmissions from ARC.

(b) SERVICERS will provide for the storage of all electronic images, electronic media, computer tapes, transmission data which have been used in the transmission and/or delivery to SERVICERS of Transaction Records or Credit Vouchers by ARC. SERVICERS will maintain such records for the time periods specified by Association Rules and any applicable state or federal laws. SERVICERS shall be responsible for satisfying all retrieval requests on Transaction Records and Credit Vouchers which have been processed through SERVICERS via ARC.
16.	Cash Payments by and Cash Disbursements to Cardholders.

CUSTOMER shall not accept any direct payments from Cardholders for charges of merchandise or services which have been included on a Transaction Record, it being the right of the Card issuing bank to receive such payments. Taxes on Card transactions must be included in the amount charged and may not be collected by CUSTOMER in cash. CUSTOMER shall not make any cash disbursements to a Cardholder as part of a Card transaction except to the extent expressly authorized by the Schedules or Association Rules.

17.	Confidentiality.
17.1	Unless CUSTOMER obtains consents from each applicable Association, SERVICERS, Card issuing bank and Cardholder, CUSTOMER shall not disclose, sell or disseminate any information obtained solely as a result of Cardholder’s use of Cards to purchase goods or services from CUSTOMER (including the names, addresses and Card account numbers of Cardholders) except for purposes of authorizing, completing and settling Card transactions and resolving any chargebacks, retrieval requests or similar issues involving Card transactions, other than pursuant to a court or governmental agency request, subpoena or order. CUSTOMER shall use proper controls for and shall limit access to, and shall render unreadable prior to discarding, all records containing Cardholder account numbers and Card imprints.

17.2	CUSTOMER acknowledges that it obtains no ownership rights in any information relating to and derived from Card transactions. Cardholder account numbers, personal information and other Card transaction information, including any databases containing such information, may not be sold or disclosed to a third party as an asset upon a bankruptcy, insolvency or failure of CUSTOMER’s business. Upon a bankruptcy, insolvency or failure of CUSTOMER’s business all Card transactions information must be returned to SERVICERS or acceptable proof of the destruction of all Card transaction information must be provided to SERVICERS.

17.3	For sake of clarification, nothing in this Section 17 restricts CUSTOMER’s use and ownership of information it collects in the normal course of CUSTOMER’s business regardless of whether a Card is used to effect the sale (for example, information such as names, addresses, phone numbers and email addresses which CUSTOMER obtains from all its customers), provided such use and ownership is permitted by Association Rules.
18.	Assignment.

18.1	Any transfer or assignment of this Agreement by CUSTOMER, by operation of law or otherwise, is voidable by SERVICERS without SERVICERS’ prior written consent. In the event of such transfer or assignment, the party to whom the Agreement was transferred or assigned shall be bound to the terms and conditions of this Agreement to the same extent as if SERVICERS and such assignee or transferee, as the case may be, entered into an agreement identical to this Agreement on the effective date of such transfer or assignment. Furthermore, CUSTOMER shall indemnify and hold SERVICERS harmless from all liabilities, Chargebacks, expenses, costs, fees and fines arising in connection with such transferee’s or assignee’s, as the case may be, submission of Card transactions to SERVICERS for processing. For purposes of this Agreement, any Change in Control of CUSTOMER or its parent shall be considered an assignment or transfer hereof. “Change in Control” shall mean (i) the acquisition at any time by any Person (other than CUSTOMER’s parent or TPG Partners, L.P. or its affiliates) of “beneficial ownership” (within the meaning of Section 13(d) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder) in excess of [Redacted]of the total voting power of the Voting Stock of CUSTOMER or its parent; or (ii) the merger or consolidation of CUSTOMER or its parent with or into another Person if, as a result of such merger or consolidation, the Persons holding “beneficial ownership” (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) of the Voting Stock of CUSTOMER or its parent immediately prior to such merger or consolidation do not hold “beneficial ownership” (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) of at least [Redacted]of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation. For purposes of this definition, the term Person includes a “person” within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the term “Voting Stock” shall mean, with respect to any Person, any and all classes of shares, interests, participations, or other equivalents (however designated, whether voting or non-voting and whether now or hereafter issued or outstanding) of such Person’s capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any class or classes will have or might have voting power by the reason of the happening of any contingency).

18.2	Upon notice to CUSTOMER, another VISA and MasterCard member may be substituted for BANK under whose sponsorship this Agreement is performed and for whom CMS is acting as agent hereunder. Upon substitution, such other VISA and MasterCard member shall be responsible for all obligations required of BANK, including without limitation, full responsibility for its bankcard program and such other obligations as may be expressly required by applicable Association Rules. Subject to Association Rules, SERVICERS may assign or transfer this Agreement and their rights and obligations hereunder and may delegate their duties hereunder, in whole or in part, to any third party, whether in connection with a change in sponsorship, as set forth in the preceding sentence, or otherwise, without notice to or consent of CUSTOMER, provided that any assignment by CMS of its obligations under this Agreement without CUSTOMER’s consent must be to an entity which is capable of performing CMS’s obligations hereunder. Notwithstanding the foregoing, in the event CMS assigns its rights and obligations under this Agreement to any party other than JP Morgan Chase Bank, First Data Merchant Services Corporation, or any of their affiliates, then CUSTOMER may terminate this Agreement by providing written notice to SERVICERS and CMS’s assignee within [Redacted]of CUSTOMER’s receipt of notice regarding the assignment.

18.3	Except as provided in the following sentence, this Agreement shall be binding upon successors and assigns and shall inure to the benefit of the parties and their respective permitted successors and assigns. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, debtor in possession, sheriff or any other officer of a court, or other person charged with taking custody of a party’s assets or business, shall have any right to continue or to assume or to assign this Agreement.
19.	Term; Events of Default.
19.1	This Agreement and the applicable Schedules shall become effective upon the date this Agreement and the applicable Schedules are signed by BANK (“Effective Date”), which shall in all instances be on or after the date(s) CUSTOMER and CMS sign this Agreement and the applicable Schedules.

19.2	The initial term of this Agreement shall commence and shall continue in force for [Redacted]after it becomes effective, unless terminated sooner or extended as provided herein. This Agreement shall renew for successive one-year periods unless a party terminates this Agreement by notice to all other parties, in writing, at least [Redacted]prior to the expiration of the term or renewal term, as the case may be.

19.3	If any of the following events shall occur and remain uncured by CUSTOMER following any applicable cure period (upon expiration of any applicable cure period, each an “Event of Default”):
(i)	any assignment in violation of Section 18 of this Agreement; or

(ii)	a sale of all or a substantial portion ([Redacted]or more) of CUSTOMER’s assets outside of the ordinary course of business during any fiscal year; or

(iii)	fraudulent or suspected fraudulent Card sales by CUSTOMER or excessive Chargebacks (in either case, in excess of [Redacted]of dollar or transaction volume); or

(iv)	any representation or warranty in this Agreement is breached in any material respect or was or is incorrect in any material respect when made or deemed to be made and such breach may, in the non-defaulting party’s reasonable discretion, affect CUSTOMER’s ability to perform its obligations under this Agreement; or

(v)	(a) the default in any material respect in the performance or observance of any material term, covenant, condition or agreement contained in this Agreement and such default may, in the non-defaulting party’s reasonable discretion, affect the defaulting party’s ability to perform its obligations under this Agreement.

(b) failure by CUSTOMER to establish and/or maintain a Reserve Account in compliance with the timeframes and terms as detailed in Section 20;

(vi)	the revocation, expiration or termination of the Guaranty;

(vii)	a case or other proceeding shall be commenced by or against either party, in any court of competent jurisdiction seeking relief under the Bankruptcy Code or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, the appointment of a trustee, receiver, custodian, liquidator or the like of either party, or of all or any substantial part of the assets, domestic or foreign, of either party, and such case or proceeding shall continue undismissed or unstayed for a period of [Redacted], or an order granting the relief requested in such case or proceeding against either party (including, but not limited to, an order for relief under the Bankruptcy Code) shall be entered; or
(viii)	the independent certified accountants retained by CUSTOMER and its parent company shall refuse to deliver annual financial statements of CUSTOMER, its parent company and their consolidated subsidiaries or shall deliver annual financial statements with a “going concern” qualification and such qualification indicates, in SERVICERS’ reasonable discretion, that CUSTOMER may not be able to perform its obligations under this Agreement; or

(ix)	CUSTOMER shall indicate that any Association endorses its products or Services.
Then after the expiration of any applicable cure period set forth in Section 19.4, the non-defaulting party may consider this Agreement to be terminated immediately, without notice, and all amounts payable hereunder by CUSTOMER to SERVICERS shall be immediately due and payable in full without demand or other notice of any kind, all of which are expressly waived by CUSTOMER.
19.4	For any events specified in subparagraphs (iii), (v)(b), (vi) or (vii) above the cure period shall be [Redacted]For any event specified in subparagraphs (i), (ii), (iv), (v)(a), (viii) or (ix) above, the cure period shall be [Redacted]Upon the occurrence of any Event of Default SERVICERS may, subject to any applicable cure period, terminate this Agreement and declare all amounts due from CUSTOMER to SERVICERS to be immediately due and payable.

19.5	If any event specified in Section 19.3 shall have occurred and be continuing, the parties may, in their sole discretion, exercise all of their rights and remedies under applicable law, including, without limitation, SERVICERS’ rights under Section 20.

19.6	(a) If any other processor of bankcard transactions (a “Third Party Processor”) has offered to process CUSTOMER’s bankcard transactions upon better terms and conditions (other than price) as SERVICERS have agreed to under this Agreement, then CUSTOMER may provide notice of such fact to SERVICERS, such notice shall set forth all material terms regarding the proposed agreement between CUSTOMER and the Third Party Processor (a “Third Party Processor Offer Reserve Notice”). Unless SERVICERS agree to match the better terms of the Third Party Processor within [Redacted]of SERVICERS’ receipt of the Third Party Processor Offer Reserve Notice, CUSTOMER may terminate this Agreement as of the date [Redacted]following SERVICERS receipt of the Third Party Processor Offer Reserve Notice.

(b) If after the third anniversary of CUSTOMER’s submission of its first transactions to SERVICERS for processing any Third Party Processor has offered to process CUSTOMER’s bankcard transactions upon substantially the same terms as SERVICERS have agreed to under this Agreement, but such Third Party Processor has agreed to do so for pricing which is better than the pricing provided by SERVICERS pursuant to this Agreement, then CUSTOMER may provide notice of such fact to SERVICERS, such notice shall set forth all material terms regarding the proposed agreement between CUSTOMER and the Third Party Processor (a “Third Party Processor Offer Pricing Notice”) (Third Party Processor Reserve Notices and Third Party Processor Pricing Notices are collectively referred to herein as “Third Party Processor Notices”). Unless SERVICERS agree to adjust their pricing to match the better pricing offered by the Third Party Processor within 14 days of SERVICERS’ receipt of the Third Party Processor Offer Pricing Notice, CUSTOMER may terminate this Agreement as of the date 90 days following SERVICERS receipt of the Third Party Processor Offer Pricing Notice.

19.7	If this Agreement is terminated pursuant to Section 19.3, CUSTOMER acknowledges that SERVICERS may be required to report CUSTOMER’s business name and the names and other identification of its principals to the Combined Terminated Merchant File maintained by VISA and MasterCard. CUSTOMER expressly agrees and consents to such reporting in the event CUSTOMER is terminated for any reason specified as cause by VISA or MasterCard. Furthermore, CUSTOMER agrees to waive any and all claims which CUSTOMER may have as a result of such reporting.

19.8	The provisions governing processing and settlement of Card transactions, all related adjustments, fees and other amounts due from CUSTOMER and the resolution of any related chargebacks, disputes or other issues involving Card transactions will continue to apply even after termination of this Agreement, until all Card transactions made prior to such termination are settled or resolved.

19.9	After termination of this Agreement for any reason whatsoever, CUSTOMER shall continue to bear total responsibility for all Chargebacks, fees, credits and adjustments resulting from Card transactions processed pursuant to this Agreement and all other amounts then due or which thereafter may become due to SERVICERS under this Agreement or which may be due to SERVICERS before or after such termination to either SERVICERS or any of SERVICERS’ affiliates for any related equipment or related services.
20.	Reserve Account; Security Interest.
20.1	CUSTOMER expressly authorizes SERVICERS to establish a Reserve Account pursuant to the terms and conditions set forth in this Section 20. The initial amount of such Reserve Account will be [Redacted]and shall be generated via the weekly retention of [Redacted]of processing proceeds until the [Redacted]goal is attained. Subject to the provisions of Section 20.2, the amount maintained in the Reserve Account will be adjusted, for the first time on[Redacted]. Thereafter, the amount maintained in the Reserve Account will be adjusted [Redacted]following receipt by SERVICERS of reports of Gross Air Traffic Liability and Net Air Traffic Liability for the [Redacted]periods ended [Redacted]and [Redacted]of each year. The adjusted amount to be maintained in the Reserve Account (the “Adjusted Reserve Result”) shall be based upon a Gross Reserve Percentage of [Redacted]or Net Reserve Percentage of [Redacted]whichever figure presents a higher amount at any given time, utilizing an average of the month end Gross Air Traffic Liability and Net Air Traffic liability for [Redacted]reported. Notwithstanding the foregoing, in the event that the Adjusted Reserve Result is within [Redacted](either greater or lesser) of the amount then maintained in the Reserve Account, no adjustment will be made to the Reserve Account. The amount required to be deposited in the Reserve Account may also be adjusted pursuant to Sections 20.2 and 20.6 of this Agreement, but SERVICERS may not require CUSTOMER to fund a Reserve Account which exceeds [Redacted]

20.2	Notwithstanding the provisions of Section 20.1 or any other provision of this Agreement, upon notice to CUSTOMER, SERVICERS may change the amount required to be maintained in the Reserve Account, change the Gross Reserve Percentage, change the Net Reserve Percentage, or accelerate the generation of the[Redacted], following the occurrence of any of the following events:
•	Any Event of Default specified in Section 19.3 of this Agreement.

•	A Material Adverse Change has occurred in the condition of CUSTOMER or GUARANTOR. For the purposes of this Agreement, “Material Adverse Change” shall mean either (A) a material change to CUSTOMER’s or GUARANTOR’s financial condition or its business that, in SERVICERS’ reasonable determination, either (i) then materially and adversely affects, or (ii) may in the foreseeable future materially and adversely affect, CUSTOMER’s ability to perform its obligations under this Agreement, its ability to fulfill travel services associated with the Card transactions submitted to SERVICERS for processing, or GUARANTOR’s ability to fulfill its obligations under the Guaranty, or (B) a material adverse change in the business procedures, Card processing procedures, products or services of CUSTOMER which, in SERVICERS’ reasonable determination, materially increases SERVICERS’ potential exposure or liability related to Chargebacks related to CUSTOMER’s Card transactions. SERVICERS shall provide written notice to CUSTOMER describing in reasonable detail the circumstances or event that SERVICERS deem to constitute a material adverse change, and notifying CUSTOMER of the amount required to provide SERVICERS with Full Coverage. After receiving any such notice CUSTOMER shall, within [Redacted]following receipt of such notice, increase the Reserve Account to Full Coverage. If CUSTOMER shall fail, within said [Redacted]period, to increase the Reserve Account to Full Coverage, SERVICERS may immediately thereafter elect to take immediate action to fund the Reserve Account to[Redacted]. Pursuant to Section 19.3(v)(b), CUSTOMER’s failure to fund the Reserve Account to [Redacted]within said [Redacted]period shall constitute an Event of Default.

•	The Corporate Debt Rating of America West Airlines, Inc. is downgraded by S&P or Moody’s or the Corporate Debt Rating of GUARANTOR is downgraded by S&P. In the event of such a downgrade, SERVICERS may elect to provide written notice to CUSTOMER that SERVICERS are requiring that the Reserve Account be increased to[Redacted]. In such notice, SERVICERS will provide CUSTOMER with the amount required to provide SERVICERS with[Redacted]. After receiving any such notice CUSTOMER shall, within [Redacted]following receipt of such notice, increase the Reserve Account to[Redacted]. If CUSTOMER shall fail, within said [Redacted]period, to increase the Reserve Account to Full Coverage, SERVICERS may immediately thereafter elect to take immediate action to fund the Reserve Account to [Redacted]Pursuant to Section 19.3(v)(b), CUSTOMER’s failure to fund the Reserve Account to Full Coverage within said [Redacted]shall constitute an Event of Default.

•	This Agreement has been terminated by either party (other than for a termination by CUSTOMER exclusively pursuant to Section 18.2 or 19.6 of this Agreement in which case the balance to be maintained in the Termination Reserve Account will be governed by Section 20.6 of this Agreement)

•	After written request from SERVICERS and passage of a [Redacted]period, CUSTOMER shall fail to either make public or deliver to SERVICERS any of the financial reports or information described in Section 21.1 within the time frames described in Section 21.1.
CUSTOMER represents that as of the date of this Agreement, the current Corporate Debt Ratings of America West Airlines are CCC (S&P) and Ca (Moody’s) and that of GUARANTOR is B- (S&P). Upon the occurrence of an upgrade in the Corporate Debt Rating of America West Airlines, Inc. or the Corporate Debt Rating of GUARANTOR, SERVICERS shall decrease the Gross Reserve Percentage and Net Reserve Percentages according to the following guidelines:

Corporate Debt Rating	Corporate Debt Rating	Corporate Debt Rating
of GUARANTOR	of America West Airlines, Inc.	of America West Airlines, Inc.	Net Reserve	Gross Reserve
(S&P)	(S&P)	(Moody’s)		Percentage
Percentage
[Redacted]	[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]	[Redacted]
Note: The Gross and Net Reserve Percentages will be determined according to the lowest of (a) the Corporate Debt Rating of America West Airlines, Inc. as reported by S&P (b) the Corporate Debt Rating of America West Airlines, Inc. as reported by Moody’s or (c) the Corporate Debt Rating of GUARANTOR.
Notwithstanding the public debt ratings as outlined above, SERVICERS agree to reevaluate the Reserve Account on no less than an annual basis and consider reducing the required balance based upon material improvements as determined in SERVICERS’ sole discretion.
20.3	The Reserve Account may be funded by all or any combination of the following: (i) a wire transfer of funds to SERVICERS; (ii) one or more deductions or off sets to any payments otherwise due to CUSTOMER; (iii) CUSTOMER’s delivery to SERVICERS of a letter of credit; or (iv) if SERVICERS so agree, CUSTOMER’s pledge to SERVICERS of a freely transferable and negotiable certificate of deposit. Any such letter of credit or certificate of deposit shall be issued or established by a financial institution acceptable to SERVICERS and shall be in a form satisfactory to SERVICERS. CUSTOMER shall have the right to decide which of the specified manners the Reserve Account will be funded during any required funding period. In the event that CUSTOMER fails to fund the Reserve Account within the required funding period, SERVICERS may decide the form in which the funding will be provided. In the event of termination of this Agreement by either CUSTOMER or SERVICERS, a Termination Reserve Account will be established in an amount determined pursuant to Section 20.6 and in the manner provided above. Any Termination Reserve Account will be held by BANK for the greater of ten months after termination of this Agreement or for such longer period of time as is consistent with BANK’s liability for Card transactions in accordance with Association Rules. CUSTOMER’s funds held in a Reserve Account may be held in a commingled Reserve Account for the reserve funds of BANK’s customers, without involvement by an independent escrow agent.

20.4	If CUSTOMER’s funds in the Reserve Account are not sufficient to cover the Chargebacks, adjustments, fees and other charges due from CUSTOMER, or if the funds in the Reserve Account have been released, CUSTOMER agrees to promptly pay SERVICERS such sums upon request. In the event of a failure by CUSTOMER to fund the Reserve Account, SERVICERS may fund such Reserve Account in any manner set forth in subsection 20.3, above.

20.5	To secure CUSTOMER’s obligations to SERVICERS and their affiliates under this Agreement and any other agreement for the provision of related equipment or related services, CUSTOMER grants to SERVICERS a lien and security interest in and to any of CUSTOMER’s funds maintained in the Reserve Account and any Termination Reserve Account. Any such funds, money or amounts may be commingled with other funds of SERVICERS, or, in the case of any funds held pursuant to the foregoing paragraphs, with any other funds of other customers of SERVICERS, provided however, such funds shall at all times be held in an account belonging to SERVICERS which satisfies the criteria specified on Schedule C. SERVICERS shall credit CUSTOMER with all interest actually earned on amounts held in the Reserve Account or the Termination Reserve Account, or CUSTOMER’s proportionate share of such interest earned with respect to any commingled Reserve Account or Termination Reserve Account. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, SERVICERS are hereby authorized by CUSTOMER at any time and from time to time, without notice or demand to CUSTOMER or to any other person (any such notice and demand being hereby expressly waived), to set off, recoup and to appropriate and to apply any and all funds pertaining to the Card transactions contemplated by this Agreement which may be in the possession of SERVICERS or funds maintained in the Reserve Account against and on account of CUSTOMER’s obligations to SERVICERS and their affiliates under this Agreement and any other agreement with SERVICERS or any of SERVICERS’ affiliates for any related equipment or related services (including any check guarantee and check verification services), whether such obligations are liquidated, unliquidated, fixed, contingent, matured or unmatured. CUSTOMER agrees to duly execute and deliver to SERVICERS such instruments and documents as SERVICERS may reasonably request to perfect and confirm the lien, security interest, right of set off, recoupment and subordination set forth in this Agreement.

20.6	Upon termination of this Agreement by any party, CUSTOMER expressly authorizes SERVICERS to establish a Termination Reserve Account. The amount required to be initially maintained in the Termination Reserve Account will be based upon the greater of (x) the Net Reserve Percentage or the Gross Reserve Percentage in effect as of the effective date of termination, and (y) the total amount of CUSTOMER’s Chargebacks during the prior [Redacted]period. Any amounts being held in the Reserve Account at the time the Termination Reserve Account is established shall be transferred to the Termination Reserve Account. SERVICERS agree to review the amount maintained in the Termination Reserve Account every [Redacted]following the effective date of termination for potential reductions in the balance maintained in the account. Reductions will be based upon the BANK’s or CMS’s potential liability with respect to CUSTOMER’s Card transactions pursuant to Association Rules, provided the Termination Reserve Account required by SERVICERS shall not exceed the greater of (i) the Net Reserve Percentage, (ii) the Gross Reserve Percentage or (iii) the total amount of CUSTOMER’s Chargebacks during the[Redacted]. The Net Reserve Percentage and the Gross Reserve Percentage shall be calculated based upon updated reports of Gross Air Traffic Liability and Net Air Traffic Liability provided by CUSTOMER as required in this Agreement. Notwithstanding the foregoing, in the event that CUSTOMER is in default of this Agreement or if a Material Adverse Change has occurred, SERVICERS may, at their option, increase the amount required to be maintained in the Termination Reserve Account to an amount they deem necessary to fully protect themselves against actual or contingent liability arising from Chargebacks, adjustments, fees and other charges, but not to exceed the greater of [Redacted]or the total amount of CUSTOMER’s Chargebacks during the prior [Redacted]
21.	Financial and Other Information.
21.1	For as long as CUSTOMER and/or GUARANTOR remains a company whose shares of common stock are actively traded on an organized national domestic exchange (a “public company”), CUSTOMER agrees that it and GUARANTOR (as applicable) shall comply with all material reporting requirements of the Securities and Exchange Commission (“SEC”). In the event that the shares of CUSTOMER or GUARANTOR become privately held and are no longer actively traded on an organized national domestic exchange, CUSTOMER agrees, upon SERVICERS’ request, to provide SERVICERS quarterly financial statements of CUSTOMER and GUARANTOR within [Redacted]after the end of each [Redacted]and [Redacted]audited financial statements within [Redacted]after the end of each[Redacted]. Such financial statements shall be prepared in accordance with generally accepted accounting principles. CUSTOMER shall provide SERVICERS with monthly unaudited financial statements and monthly new ticket sales data which shall include a comparison to the prior year’s data within [Redacted]of the end of each calendar month. CUSTOMER further agrees to provide SERVICERS with CUSTOMER’s most recent quarterly internal results, forecast (which shall include balance sheet, profit and loss and cash flow statements), and operating plan which CUSTOMER prepares as follows: (i) an annual operating plan, (ii) [Redacted]results with remainder of year forecast, (iii) [Redacted]quarter results with remainder of year forecast, and (iv) [Redacted]results with remainder of year forecast by no later than [Redacted]following the close of each [Redacted]as well as detailed monthly reports outlining both Gross Air Traffic Liability and Net Air Traffic Liability as soon as available but in no case later than [Redacted], provided that for the [Redacted]of the initial term CUSTOMER shall be required to provide such reports within [Redacted]after the close of each[Redacted]. CUSTOMER also shall provide such other information concerning the nature and methods of CUSTOMER’s business, CUSTOMER’s financial condition, and CUSTOMER’s compliance with the terms and provisions of this Agreement as SERVICERS may reasonably request. CUSTOMER authorizes SERVICERS to obtain from third parties financial and credit information relating to CUSTOMER in connection with SERVICERS’ determination whether to execute this Agreement and SERVICERS’ continuing evaluation of the financial and credit status of CUSTOMER. Upon request and reasonable notice, CUSTOMER shall provide to SERVICERS or their representatives reasonable access to CUSTOMER’s facilities and records for the purpose of performing any inspection and/or copying of CUSTOMER’s books and/or records related to Card transactions processed pursuant to this Agreement or to verify the Gross Air Traffic Liability and Net Air Traffic Liability data provided by CUSTOMER. CUSTOMER further agrees to meet with SERVICERS no less frequently than [Redacted]upon SERVICERS’ request to discuss CUSTOMER’s actual and forecast results.

21.2	CUSTOMER will provide SERVICERS with written notice of CUSTOMER’s intent to liquidate, substantially change the basic nature of its business, transfer or sell any substantial part ([Redacted]or more in value outside of the normal course of business in any fiscal year) of its total assets outside of the normal course of business in any fiscal year, or if CUSTOMER or its parent is not a corporation whose shares are listed on a national securities exchange or on the over-the-counter market, change the control or ownership of CUSTOMER or its parent, [Redacted]prior to such liquidation, change, transfer or sale taking place. CUSTOMER will also notify SERVICERS of any judgment, writ, warrant of attachment, execution or levy against any substantial part ([Redacted]or more in value) of CUSTOMER’s total assets not later than [Redacted]after CUSTOMER obtains knowledge of any such judgment, writ, warrant of attachment, execution or levy.
22.	Indemnification.
22.1	CUSTOMER agrees to indemnify and hold harmless SERVICERS from and against all losses, liabilities, damages and expenses resulting from any breach of any warranty, covenant or agreement or any misrepresentation by CUSTOMER under this Agreement, or arising out of any gross negligence or willful misconduct of CUSTOMER or its employees, in connection with CUSTOMER’s Card transactions or otherwise arising from CUSTOMER’s provision of goods and services to Cardholders.

22.2	Subject to the limitations set forth in Section 14 of this Agreement, SERVICERS agree to indemnify and hold harmless CUSTOMER from and against all losses, liabilities, damages and expenses resulting from any breach of any warranty, covenant or agreement or any misrepresentation by SERVICERS under this Agreement or arising out of the gross negligence or willful misconduct of SERVICERS or their employees in connection with this Agreement.
23.	Liquidated Damages.
23.1	The parties further agree and acknowledge that, in addition to any remedies contained herein or otherwise available under applicable law and, notwithstanding anything to the contrary elsewhere in this Agreement, if (a) CUSTOMER breaches this Agreement by improperly terminating it prior to the expiration of the applicable term of the Agreement, or (b) this Agreement is terminated prior to the expiration of the applicable term of the Agreement by SERVICERS in accordance with Section 19.3, then SERVICERS will suffer a substantial injury that is difficult or impossible to accurately estimate. Accordingly, in an effort to liquidate in advance the sum that should represent the damages which would actually be sustained by SERVICERS as the result of such a termination, the parties have agreed that the amount calculated in the manner specified below is a reasonable pre-estimate of SERVICERS’ probable loss, which shall be paid to SERVICERS as liquidated damages in the event of any such termination. Any recovery pursuant to this Section 23 shall in no way limit SERVICERS’ right to receive any payments due from CUSTOMER pursuant to Section 13. Such liquidated damages shall be paid to SERVICERS within 15 days after CUSTOMER’s receipt of SERVICERS’ calculation of the amount due. The liquidated damages amount shall [Redacted]of the product of (i) the average[Redacted], as determined in accordance with subsection 23.2, and (ii) the[Redacted], including any pro rata portion of a[Redacted], then remaining in the initial term or any renewal term, as applicable. For sake of clarification, CUSTOMER shall not be required to pay any liquidated damages to SERVICERS solely as a result of CUSTOMER terminating this Agreement pursuant to Sections 18.2 or 19.6.

23.2	The average net monthly fees shall equal [Redacted]of the gross fees payable pursuant to the Schedules, less applicable interchange fees and assessments due pursuant to this Agreement, during the [Redacted]immediately preceding the date on which (i) SERVICERS receive notice from CUSTOMER of its intention to improperly terminate this Agreement early, or (ii) SERVICERS learn of CUSTOMER’s early termination in violation of this Agreement, or (iii) this Agreement is terminated early pursuant to subsection 19.3 (whichever produces the higher amount); provided, however, if the Agreement has been in place less than[Redacted], the estimated average net monthly fees shall equal the aggregate gross fees paid hereunder by CUSTOMER, divided by the number of months the Agreement was effective.
24.	Miscellaneous.
24.1	No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any government authority; (iv) any labor disputes (whether or not employees’ demands are reasonable or within the party’s power to satisfy); or (v) the nonperformance by a third party for any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

24.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its choice of law provisions). In performing its obligations under this Agreement, each party agrees to comply with all laws and regulations applicable to it. SERVICERS AND CUSTOMER IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATING TO OR ARISING UNDER THIS AGREEMENT.

24.3	CUSTOMER shall be liable for any and all reasonable attorney’s fees, collection costs and other costs and expenses paid or incurred by SERVICERS in the enforcement hereof, or in collecting any amount due from CUSTOMER to SERVICERS hereunder or resulting from any breach by CUSTOMER of any of the terms or conditions of this Agreement. SERVICERS shall be liable for any and all reasonable attorney’s fees, collection costs and other costs and expenses paid or incurred by CUSTOMER in the enforcement hereof, or in collecting any amount due from SERVICERS to CUSTOMER hereunder or resulting from any breach by SERVICERS of any of the terms or conditions of this Agreement.

24.4	Following receipt of any request to perform or provide any system enhancements, custom reports, or related service enhancements that are different from or in addition to the system, services and reports SERVICERS otherwise agree to provide to CUSTOMER (collectively, “System Enhancements”), and prior to providing the requested System Enhancements, SERVICERS shall provide CUSTOMER with a description of the System Enhancements to be made, together with an estimate of SERVICERS’ fee for providing such System Enhancements. If CUSTOMER thereafter instructs SERVICERS to make such System Enhancements, SERVICERS shall do so, and CUSTOMER shall pay the additional fees quoted by SERVICERS for such System Enhancements.

24.5	Except as otherwise specifically provided, all notices and other communications required or permitted hereunder (other than those involving normal operational matters relating to the processing of Card transactions) shall be in writing, shall be sent by mail, courier, facsimile or email (facsimile and email notices shall be confirmed in writing by courier), if to CUSTOMER at its address appearing at the beginning on this Agreement, and if to SERVICERS at 265 Broad Hollow Road, Melville, New York 11747, Facsimile [Redacted], Attention: Executive Vice President Operations, with a copy to Attention: General Counsel’s Office at 3975 N.W. 120th Avenue, Coral Springs, Florida 33065, Facsimile:[Redacted], and shall be deemed to have been given (i) if sent by mail or courier, when received and (ii) if sent by facsimile machine, when the courier confirmation copy is actually received. Notice given in any other manner shall be effective when actually received.

24.6	The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

24.7	The parties intend every provision of this Agreement to be severable. If any part of this Agreement is not enforceable, the remaining provisions shall remain valid and enforceable. If a court of competent jurisdiction determines that any term or provision contained herein is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

24.8	This Agreement, along with any Schedules and the Operating Guide, constitutes the entire agreement between the parties with respect to the subject matter, supersedes any previous agreements and understandings and, except as provided in other Sections of this Agreement, the Schedules or the Operating Guide, can be changed only by a written agreement signed by all parties. A party’s waiver of a breach of any term or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

24.9	The parties acknowledge that the VISA and MasterCard Association Rules give VISA and MasterCard certain rights to require termination or modification of this Agreement with respect to transactions involving VISA and MasterCard Cards and the VISA and MasterCard Card system and to investigate CUSTOMER. The parties also acknowledge that issuers of other Cards, for which SERVICERS perform services on behalf of CUSTOMER, may have similar rights under their applicable Association Rules with respect to this Agreement’s applicability to transactions involving such other Cards.

24.10	CUSTOMER shall display the VISA and MasterCard service mark decals in accordance with the Association Rules and may display other materials provided by SERVICERS, where appropriate and at CUSTOMER’s discretion. CUSTOMER shall use the VISA and MasterCard service marks only to indicate that such cards are accepted for payment and shall not indicate directly or indirectly that VISA or MasterCard endorses CUSTOMER’s goods or services. CUSTOMER’s right to use or display the VISA and MasterCard service marks pursuant to this Agreement shall continue only so long as this Agreement remains in effect.
     The parties hereto have caused this Agreement to be executed by their duly authorized officers. THIS AGREEMENT IS NOT BINDING UPON SERVICERS UNTIL SIGNED BY SERVICERS.

AMERICA WEST AIRLINES, INC.		JP MORGAN CHASE BANK

(“AWA”)		(“BANK”)

By:	/s/ Derek J. Kerr	By:	/s/ Philip Levine

Name:	Derek J. Kerr	Name:	Philip Levine

	(Please Print or Type)		(Please Print or Type)
Title:	Sr. Vice President and Chief Financial Officer	Title:	Credit Director, FDMS

Date:	April 15, 2003	Date:	April 16, 2003

THE LEISURE COMPANY		CHASE MERCHANT SERVICES, L.L.C.

(“TLC”)		(“CMS”)

By:	/s/ W. Douglas Parker	By:	/s/ Thanassis G. Mazarakis

Name:	W. Douglas Parker	Name:	Thanassis G. Mazarakis

	(Please Print or Type)		(Please Print or Type)
Title:	Chairman	Title:	President

Date:	April 15, 2003	Date:	April 16, 2003

ANNEX 1
The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
1.1	“Association” means any entity formed to administer and promote Cards, including VISA and MasterCard, and any other entity as specified on the Schedules to this Agreement.

1.2	“Association Rules” mean the rules, regulations, releases, interpretations and other requirements (whether contractual or otherwise) imposed or adopted by any Association.

1.3	“Authorization” means the process by which CUSTOMER electronically accesses SERVICERS’ computerized system, unless such system is inoperable or otherwise not accessible to CUSTOMER, in which case CUSTOMER shall utilize the designated toll-free telephone number, to obtain credit approval from the Card issuing bank before completion of the Card transaction.

1.4	“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

1.5	“Breakage” means the sales price for all tickets sold by CUSTOMER, paid for via a Card transaction, which meet the all of the following criteria:
(a)	the ticket is non-refundable in nature.

(b)	the ticket has passed the initial departure date (excluding tickets for which all segments have been flown or used by the passenger).

(c)	the ticket has not been exchanged/rebooked for a future flight.

(d)	no voucher or credit has been issued for the ticket.
1.6	“Business Day” means a day (other than Saturday or Sunday) on which SERVICERS are generally open for business.

1.7	“Card” means a valid credit card or valid off-line debit card bearing the service mark of VISA or MasterCard and, to the extent the Schedules so provide, a valid card issued by any other Associations specified on such Schedules, including Diners Club to the extent agreed by the parties.

1.8	“Cardholder” means the individual whose name is embossed on the Card and any authorized user of such Card.

1.9	“Chargeback” means the procedure by which a Transaction Record or other indicia of a Card transaction (or disputed portion thereof) is returned to Bank or the Card issuing bank, for failing to comply with Association Rules, the liability of which is the CUSTOMER’s responsibility.

1.10	“Credit Voucher” means all documents or electronic records of such documents which constitute evidence of a refund or price adjustment by CUSTOMER to a Cardholder’s account in connection with a prior purchase by such Cardholder using a Card, regardless of whether such evidence is in paper, electronic or other form.

1.11	“CUSTOMER’s Chargeback Percentage” means the actual monthly percentage calculated by dividing CUSTOMER’s total monthly VISA and MasterCard Chargeback items in any line of business by the number of CUSTOMER’s total monthly VISA and MasterCard transactions in such line of business.

1.12	“Full Coverage” means the amount estimated by SERVICERS at any given time based upon information available to them of the highest amount that Gross Air Traffic Liability will reach at any time between the assessment of Full Coverage and the [Redacted]

1.13	“Gross Air Traffic Liability” means, at any given time, the greater of (a) the sales price of all tickets or services sold by CUSTOMERwhich, pursuant to CUSTOMER’s policies represents a valid obligation of CUSTOMER for which the holder or purchaser of the ticket or service has paid via a Card transaction and has not yet traveled or used the ticket or service, and (b) the dollar amount of any and all unfulfilled tickets or services which may be or become subject to Chargeback pursuant to Association Rules.

1.14	“Gross Reserve Percentage” is a factor multiplied by the average Gross Air Traffic Liability for the most recent [Redacted]period in determining the amount to be maintained in the Reserve Account.

1.15	“Guarantor” or “GUARANTOR” means America West Holdings Corporation.

1.16	“Guaranty” means the Guaranty provided by Guarantor as a condition to SERVICERS entering into this Agreement which shall be in the form attached hereto as Exhibit A.

1.17	“Material Adverse Change” shall have the meaning ascribed to it in Section 19.3(i).

1.18	“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.

1.19	"Net Air Traffic Liability” is equal to Gross Air Traffic Liability less Breakage.

1.20	“Net Reserve Percentage” is a factor multiplied by the average Net Air Traffic Liability for the most recent six (6) month period in determining the amount to be maintained in the Reserve Account.

1.21	“Operating Guide” means the then-current manual prepared by SERVICERS, containing operational procedures, instructions and other directives relating to Card transactions. The Operating Guide shall contain rules, procedures and requirements which are generally applicable to all merchants, all merchants which enter Card transactions in a specific manner(s), or all merchants in a particular industry, but shall not specifically target CUSTOMER or be enforced in a discriminatory manner.

1.22	“Preauthorized Order” means a Cardholder’s written authorization to make one or more future charges to such Cardholder’s MasterCard Card account in connection with the purchase of goods or services which are delivered or performed periodically.

1.23	“Corporate Debt Rating of GUARANTOR” means the rating that has most recently announced by S&P as the lowest of the Corporate Credit Rating or any other rating issued by S&P with respect to GUARANTOR.

1.24	“Corporate Debt Rating of America West Airlines” means the ratings that have been most recently announced by S&P and Moody’s as the Senior Unsecured Rating (or any subsequent comparable replacement ratings used by S&P or Moody’s).

1.25	“Recurring Sale” means a Cardholder’s written authorization to make one or more future charges to such Cardholder’s Visa or other non-MasterCard Card account in connection with the purchase of goods or services which are delivered or performed periodically.

1.26	“Reserve Account” means a fund established and managed by SERVICERS to protect against actual or contingent liability arising from Chargebacks, adjustments, fees and other charges due to or incurred by SERVICERS.

1.27	“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

1.28	“Schedules” means the attachments, addenda and other documents, including revisions thereto, which may be incorporated into and made part of this Agreement.

1.29	“Services” means the activities undertaken by SERVICERS and described in this Agreement to authorize, process and settle all United States Dollar denominated VISA and MasterCard Card transactions undertaken by Cardholders at CUSTOMER’s location(s) in the United States, and all other activities necessary for SERVICERS to perform the functions specified on the Schedules for all other Cards covered by this Agreement.

1.30	“Settlement Account” means an account at a financial institution designated by CUSTOMER as the account to be credited by SERVICERS for Card transactions in accordance with the terms of this Agreement.

1.31	“Transaction Record” means evidence of a purchase of goods or services by a Cardholder from CUSTOMER using a Card, regardless of whether the form of such evidence is in paper, electronic or otherwise, all of which must conform to Association Rules.

1.32	“Travel Agency” means any third party travel agency authorized by CUSTOMER to accept Card transactions on behalf of CUSTOMER.

1.33	“Event of Default” means the occurrence of any of the events (i through ix) outlined in Section 19.3 of this Agreement which shall remain uncured past the expiration of any applicable cure period.

1.34	“Termination Reserve Account” means a fund established and managed by SERVICERS, following provision of notice of termination by either party, to protect SERVICERS against actual or contingent liability arising from Chargebacks, adjustments, fees and other charges due to or incurred by SERVICERS.

SCHEDULE A
1.	[Redacted]:
a)	[Redacted]: The [Redacted]per [Redacted]and per [Redacted]will be [Redacted]plus [Redacted]plus a [Redacted]

Assumptions:
i)	An [Redacted]

ii)	An [Redacted]
b)	[Redacted]processing [Redacted]portion of the [Redacted]charged for each [Redacted]and [Redacted]transaction, as stated in Section 1(a) above, will be [Redacted]:
i)	[Redacted]in any applicable [Redacted]levied by any federal, state or local authority related to the delivery of the services provided by [Redacted]when such [Redacted]are included in the[Redacted]; and

ii)	[Redacted]portion of the [Redacted]may be adjusted [Redacted]in the event Customer [Redacted]its method of [Redacted]to [Redacted]or in the event [Redacted]average ticket or annual volume for any of the [Redacted]services provided in this [Redacted]of the[Redacted] stated in Section 1 (a) above or [Redacted]
c)	Subject to Section 10.1 and Section 12.3 of the Agreement, [Redacted]of the [Redacted]shall be [Redacted]or less, adjustments, as applicable, to be made on a monthly basis. For sake of clarification of the foregoing, this Section 1(c) does not apply to[Redacted] (as defined in Section 2(d) below).
2.	Other Fees for Services and Special Terms:
a)	[Redacted]The following fees will be charged for [Redacted]

[Redacted]

[Redacted]

b)	[Redacted]

c)	T&E — Other Card Services. See Attachment II to Schedule A and Schedule B, attached hereto.

d)	[Redacted]Transactions. CMS will [Redacted]Customer’s[Redacted]denominated VISA and MasterCard transactions (“[Redacted]Transactions”). CMS will settle each [Redacted]Transaction in United States Dollars applying the conversion rate utilized by VISA and MasterCard, as applicable, at the time of settlement. Customer will be charged the Bankcard Processing Fee set forth in Section 1(a) above for its [Redacted] transactions. A [Redacted]customer’s cardholder statement should reflect currency in a manner consistent with the cardholder’s agreement with the Card issuing bank.

e)	[Redacted]Transactions. CMS will authorize and settle customer’s [Redacted]club transactions at Customer’s [Redacted]clubs. Customer will be charged the authorization and settlement fees shown on Attachment II of schedule a for such transactions.
3.	Payment Plan:
a)	Settlement for MasterCard and Visa is daily each Business Day.

b)	Payment Method is Bankwire. Wire instructions:

[Redacted]

c)	Statement cycle for MasterCard and Visa is [Redacted]
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]
All payments to Customer shall be by Fedwire (bankwire) and shall normally be electronically transmitted directly to the demand deposit account indicated below, or any successor account designated to receive provisional funding of Customer’s Card sales pursuant to the Agreement (‘Settlement Account”). Neither Bank nor CMS can guarantee the timeliness with which any payment may be credited by Customer’s depository institution (“Depository”).

AMERICA WEST AIRLINES, INC.	JP MORGAN CHASE BANK

(“AWA”)	(“BANK”)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

THE LEISURE COMPANY	CHASE MERCHANT SERVICES, L.L.C.

(“TLC”)	(“CMS”)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

ATTACHMENT I TO SCHEDULE A
FOR
AMERICA WEST AIRLINES, INC.
(See Attached)

[Redacted]

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ATTACHMENT II TO SCHEDULE A
T&E — Other Card Services [Redacted]
1)	[Redacted]
a)	America West Airlines, Inc.

	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]
[Redacted] [Redacted] [Redacted] [Redacted] [Redacted][Redacted][Redacted] [Redacted][Redacted][Redacted] [Redacted]
b)	The Leisure Company
All Authorizations [Redacted]
[Redacted] [Redacted] [Redacted][Redacted][Redacted] [Redacted] [Redacted][Redacted] [Redacted]
2)	Other [Redacted]
[Redacted][Redacted][Redacted] [Redacted]

AMERICA WEST AIRLINES, INC.	JP MORGAN CHASE BANK

(“AWA”)	(“BANK”)

By:	By:

Name:	Name:

Title:	Title:

THE LEISURE COMPANY	CHASE MERCHANT SERVICES, L.L.C.

(“TLC”)	(“CMS”)

By:	By:

Name:	Name:

Title:	Title:

Schedule B
Special Terms and Considerations
•	CMS will [Redacted]

•	CMS will [Redacted]

•	CMS will [Redacted]

AMERICA WEST AIRLINES, INC.	JP MORGAN CHASE BANK

(“AWA”)	(“BANK”)

By:	By:

Name:	Name:

Title:	Title:

THE LEISURE COMPANY	CHASE MERCHANT SERVICES, L.L.C.

(“TLC”)	(“CMS”)

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE C
1.	Direct obligations of the US Treasury such as Treasury Bills, Treasury Notes and Treasury Bonds.

2.	Securities issued or guaranteed by the US Government, its agencies or instrumentalities Obligations issued by US Government agencies and instrumentalities include such obligations as Government National Mortgage Association pass-through certificates (supported by the full faith and credit of the United States); securities of Federal Home Loan Banks (supported by the right of the issuer to borrow from the Treasury); and Federal National Mortgage Association obligations (sponsored by the US Government and supported by the credit of the instrumentality).

3.	Certificates of Deposit (“CD’s”), Time Deposits (“TD’s”) and Bankers’ Acceptances (“BA’s”) CD’s are short-term negotiable obligations of commercial banks. TD’s are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. BA’s are time drafts drawn on commercial banks, usually in connection with international transactions. CD, TD and BA investments are limited to those instruments issued by institutions with total assets in excess of $[Redacted], and where the long term obligations are rated “A” or better by Moody’s and “A” or better by Standard & Poor’s and the short-term deposits are rated A-1 and P-1, respectively.

4.	Commercial Paper Short-term, unsecured, negotiable promissory note of a domestic or foreign company. Commercial paper must have a rating of A1 and/or P1 or better by any two Nationally Recognized Statistical Rating Organizations (NRSRO).

5.	Repurchase Agreements Transactions in which the purchaser acquires a security and simultaneously agrees to sell it back at a higher price, normally within seven days. Such agreements may be entered into with domestic and foreign organizations, including banks and broker-dealers. The underlying securities must be securities which are eligible for direct investment by the Company.

6.	Money Market Mutual Funds (“Money Funds”) No-load mutual funds which seek to maximize current income for shareholders consistent with the preservation of capital by investing in a diverse portfolio of high quality, short-term instruments that maintain compliance with Rule 2a-7 of the Investment Company Act of 1940. The funds strive to maintain a constant share price and offer daily purchase and redemption privileges.

7.	Fixed and Floating Rate Corporate Debentures and Medium-Term Notes Short to medium-term debt issuances of major corporations and financial institutions. The ratings of the issue/issuer must have a long term debt rating of [Redacted]or better by any two NRSRO.

8.	Asset-backed Securities Securities collateralized with consumer receivables, such as automobile loans, credit card receivables, or home equity loans, which are owned by the issuer, but placed with a trustee for the benefit of the investor. Asset-backed securities must be rated [Redacted]by Moody’s Investor Services or [Redacted]by S&P with a maximum final stated maturity of [Redacted]

9.	Mortgage Pass-Through Securities Securities collateralized with residential mortgage loans, the principal and interest payments of which are distributed, or “passed-through” to the investor. Many of these securities are issued by agencies of the federal government, including GNMA and FHLMC. These securities must be issued by US government agencies with a maximum stated final maturity of five (5) years.

10.	Collateralized Mortgage Obligations (CMOs) Classes of bonds which redistribute the cash flows of mortgage securities (and whole loans) to create securities which have different levels of prepayment risk, as compared to the underlying mortgage securities. CMOs must be rated [Redacted]with stable cash flow characteristics and a duration of [Redacted] or less under all possible prepayment scenarios.

11.	Tax-Exempt and Tax-Advantages Securities Limited to issues rated [Redacted]or [Redacted]or higher.
a.	Tax-exempt commercial paper Short term commercial paper issued by tax-exempt entities.

b.	Variable rate demand obligations Long-term obligations of tax-exempt entities which have variable interest rates, and which reset periodically based on a specified index and formula. Because these obligations always have current market interest rates, they trade near their par value, and thus, are considered short-term instruments.

c.	Fixed rate, fixed maturity municipal notes, including long-term notes with a “put” at the sole option of the investor.

d.	“Dutch auction” rate preferred stock (including tax-exempt trusts) rated AA or higher. These are preferred stock issues, the dividend rate of which is established periodically by means of a Dutch auction, wherein all investors receive the highest dividend rate which “clears” the market. Under current tax law, portions of dividends received by the Company from investments in preferred stock are subject, under certain condition, to exclusion from income for purposes of calculation of corporate income tax.

The dividends from preferred stock issued by tax-exempt trusts are [Redacted]free from federal corporate income tax.
12.	Any and all investments are specifically limited to those types of investments noted above.

13.	All investments must be denominated in US dollars.